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                             PROJECT NUMBER: 0101.9


                                    LOCATION:

                               7609 Energy Parkway
                            Baltimore, Maryland 21226
                         Suite 101, Office and Research


                         CONSTELLATION PROPERTIES, INC.


                   TENANT: BALTIMORE GAS AND ELECTRIC COMPANY

                              DATE: April 27, 1993


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                               PROJECT NO. 0101.9
                                    BRANDON I
                                  SUITE NO. 101

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

       1.   Premises  . . . . . . . . . . . . . . . . . . . . . . .   1
       2.   Term. . . . . . . . . . . . . . . . . . . . . . . . . .   1
       3.   Renewal Terms . . . . . . . . . . . . . . . . . . . . .   1
       4.   Rent. . . . . . . . . . . . . . . . . . . . . . . . . .   2
       5.   Additional Rent . . . . . . . . . . . . . . . . . . . .   2
       6.   Payment, Late Charge, Time of Essence . . . . . . . . .   3
       7.   Advance Rent/Security Deposit . . . . . . . . . . . . .   3
       8.   Improvements to the Premises. . . . . . . . . . . . . .   3
       9.   Care of Premises  . . . . . . . . . . . . . . . . . . .   6
      10.   Utilities . . . . . . . . . . . . . . . . . . . . . . .   8
      11.   Use and Occupancy . . . . . . . . . . . . . . . . . . .   8
      12.   Access by Landlord  . . . . . . . . . . . . . . . . . .   9
      13.   Subordination . . . . . . . . . . . . . . . . . . . . .   9
      14.   Assignment or Subletting  . . . . . . . . . . . . . . .   9
      15.   Alterations . . . . . . . . . . . . . . . . . . . . . .   9
      16.   Office Appearance Outside . . . . . . . . . . . . . . .   9
      17.   Damage to Leased Premises . . . . . . . . . . . . . . .  10
      18.   Waiver or Breach  . . . . . . . . . . . . . . . . . . .  10
      19.   Rules and Regulations . . . . . . . . . . . . . . . . .  10
      20.   Insurance . . . . . . . . . . . . . . . . . . . . . . .  10
      21.   Indemnity . . . . . . . . . . . . . . . . . . . . . . .  12
      22.   Condemnation  . . . . . . . . . . . . . . . . . . . . .  12
      23.   Legal Fees  . . . . . . . . . . . . . . . . . . . . . .  13
      24.   Covenant to Surrender . . . . . . . . . . . . . . . . .  13
      25.   Holdover Provision  . . . . . . . . . . . . . . . . . .  13
      26.   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . .  13
      27.   Tenant Default  . . . . . . . . . . . . . . . . . . . .  14
      28.   Notices . . . . . . . . . . . . . . . . . . . . . . . .  15
      29.   Representations . . . . . . . . . . . . . . . . . . . .  15
      30.   Trial by Jury . . . . . . . . . . . . . . . . . . . . .  15
      31.   Gender  . . . . . . . . . . . . . . . . . . . . . . . .  15
      32.   Estoppel Certificates . . . . . . . . . . . . . . . . .  15
      33.   Covenants, Terms and Conditions . . . . . . . . . . . .  16
      34.   Warranties  . . . . . . . . . . . . . . . . . . . . . .  16
      35.   Common Areas  . . . . . . . . . . . . . . . . . . . . .  16
      36.   Hazardous Material; Indemnity . . . . . . . . . . . . .  16
      37.   Brokers . . . . . . . . . . . . . . . . . . . . . . . .  18
      38.   Separability  . . . . . . . . . . . . . . . . . . . . .  18
      39.   Relocation  . . . . . . . . . . . . . . . . . . . . . .  18
      40.   Captions  . . . . . . . . . . . . . . . . . . . . . . .  18
      41.   Entire Agreement  . . . . . . . . . . . . . . . . . . .  18
      42.   Recordation . . . . . . . . . . . . . . . . . . . . . .  19
      43.   Tenant's Right of First Refusal . . . . . . . . . . . .  19

                                 LEASE AGREEMENT

      This Lease Agreement, made this 27th day of April, 1993, by and between CONSTELLATION PROPERTIES, INC., hereinafter called "Landlord", and BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation, hereinafter called "Tenant",

                              W I T N E S S E T H:

      1. Premises. In consideration of the mutual promises herein contained, the Landlord hereby rents to the Tenant, and the latter does hereby rent from the former, the premises designated as Suite 101, containing the gross floor area of 7,470 rentable square feet of area as described in Schedule "A" (hereafter called the "Premises" or the "Leased Premises"), and located within the building owned by Landlord located at 7609 Energy Parkway, Baltimore, Maryland 21226 (the "Building").

      2. Term. This Lease shall be for a term (the "Lease Term" or "Term") of three (3) years, plus the portion of a calendar month, if any, from the commencement date to the last day of the calendar month in which such commencement date occurs. As used in this Lease, the term "Commencement Date" as advanced or postponed pursuant to the terms hereof, shall be defined as the earliest to occur of, (a) July 1, 1993, (b) Tenant's occupancy of the Premises, or (c) one hundred and twenty (120) days from the full execution of this Lease.

      3. Renewal Terms. Provided Tenant is not in default of any term, covenant or condition of this Lease, Tenant shall have the option to extend the Term of this Lease for three (3) additional one (1) year periods (the "First Renewal Term", "Second Renewal Term" and "Third Renewal Term", respectively and sometimes individually referred to as a "Renewal Term") to commence immediately upon the expiration of the then-current Term or Renewal Term, upon the same terms, covenants and conditions contained in this Lease, except that annual Base Rent payable during each Renewal Term shall equal the following dollar amounts, namely:

                                                       Monthly Installment
  Renewal Term                Annual Base Rent         of Annual Base Rent
  ------------                ----------------         -------------------

First Renewal Term               $44,649.81                 $3,720.82
Second Renewal Term              $45,989.30                 $3,832.44
Third Renewal Term               $47,368.98                 $3,947.42

      Tenant shall exercise its options to renew the Term of this Lease by delivery of written notice thereof to Landlord at least ninety (90) days prior to the expiration of the then-current Term or Renewal Term. The options to extend the Term of this Lease as herein set forth shall, however, be void if Tenant is not in possession of the Premises at the time of giving the requisite notice, or if Tenant is in default under any of the Terms of this Lease at that time, or if the Tenant does not deliver the requisite notice within the time period specified above. The options herein granted shall not be severed from this Lease or separately sold, assigned or transferred.

      4. Rent. As used in this Lease, the term "Lease Year" shall mean the first twelve (12) month period following the Commencement Date, and each succeeding twelve (12) month period thereafter up to the end of the Term; provided, however, that if the Commencement Date shall occur on a day other than the first day of a calendar month, then the first Lease Year shall include that portion of a calendar month from the Commencement Date to the last day of the calendar month in which the Commencement Date occurs, and shall expire twelve (12) months after the first day of the first full calendar month of the Term.

      As rent for the Premises during the Term, Tenant shall pay to Landlord an annual base rent (herein "Base Rent") set forth on the schedule below, in advance, in monthly installments on the first day of each calendar month during each respective Lease Year as set forth below, and without deduction, setoff or demand except as otherwise specifically set forth herein:

                                                        Monthly Installment
    Lease Year              Annual Base Rent            of Annual Base Rent
    ----------              ----------------            -------------------

First Lease Year              $40,860.90                     $3,405.08
Second Lease Year             $42,086.73                     $3,507.23
Third Lease Year              $43,349.33                     $3,612.44

      If the Commencement Date shall occur on a day other than the first day of a calendar month, Tenant shall pay Landlord, on the Commencement Date, Base Rent through the first day of the next calendar month equal to the monthly installment of annual Base Rent for the first Lease Year divided by the number of days in that month times the number of days remaining in that month.

      5. Additional Rent. Tenant agrees to pay as additional rent Tenant's proportionate share of all common expenses such as, but not limited to, real estate taxes, maintenance, common area expenses, and all risk building insurance. For purposes of computing Tenant's proportionate share of such common expenses, that amount determined by dividing the total actual common expenses paid or incurred by Landlord for the calendar year of 1992 (and the 1992-1993 tax year as to that portion of the common expenses comprised of real estate taxes) by the total number of rentable


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square feet within the Building shall be deemed to be the base year charge for the common expenses as described above (which base year charge is included in the annual Base Rent described in Section 4 above). Such common area expenses shall include all costs and expenses that may result from compliance with any governmental laws or regulations that were not applicable to the common areas at the time same were originally constructed. Notwithstanding the foregoing, all expenses which would be considered capital in nature under generally accepted accounting principles shall be excluded from such common expenses. This estimated cost (as reflected in the base year charge for common expenses as set forth above) shall be adjusted annually to reflect actual annual common expenses for the Building's fiscal year and Tenant shall pay its proportionate share of any such adjustment. Said adjustment will be added to or subtracted from the next year's estimated monthly common expenses charge. All other net expenses, such as personal property taxes, gas and electric charges, improvements or betterments assessments and all other taxes or any charges assessed or payable during the Lease term are to be paid by the Tenant. Tenant agrees to forward any and all notices of any assessments promptly to Landlord.

      6. Payment, Late Charge, Time of Essence. The Tenant covenants to pay the rent as herein provided without deduction whatsoever, and without any obligation on the Landlord to make demand for it. To any installment of Base Rent and additional rent accruing hereunder and any other sum payable hereunder, if not paid within seven (7) days of the due date, shall be added a late charge of five percent (5%) of the amount overdue for each late payment, and shall bear interest at the rate of eighteen (18%) percent per annum (but not more than the maximum allowable legal rate applicable to Tenant) until paid. Time is of the essence to this Lease.

      7. Advance Rent/Security Deposit. Section Intentionally Deleted.

      8. Improvements to the Premises.

      8.1. Condition of the Premises. By execution of this Lease, Tenant acknowledges that it has inspected the Premises and is hereby accepting the same and all improvements thereon or therein in an "as is" condition and in the configuration as shown generally on the key plan attached hereto as Schedule "A" and by this reference made a part hereof; provided, however, that prior to delivery of possession of the Premises to Tenant, Landlord shall, at Landlord's cost and expense: (i) remove existing ceiling finishes within the Premises; (ii) remove all existing flooring finishes within the Premises leaving the existing concrete


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flooring; (iii) perform all repairs and maintenance necessary to restore the heating, ventilating and air conditioning system ("HVAC") existing within the Premises to good working order; (iv) encase the opening for the overhead doors shown on Schedule "A" attached hereto; (v) secure any existing vents to the roof of the Premises with iron bars; and (vi) replace the existing doors within the Premises shown on Schedule "A" with glass panels consistent with the building standard materials used elsewhere within the Premises.

      8.2. Delivery of Possession of the Premises. Landlord shall deliver possession of the Premises in the condition specified in Section 8.1 above by that date which is thirty (30) days from the date of execution of this Lease, but in no event later than July 1, 1993.

      8.3. Tenant's Improvements. Tenant shall, at its sole cost and expense, complete all improvements and other work to be performed by Tenant to the Premises pursuant to plans and specifications submitted to Landlord and approved in writing by Landlord prior to Tenant's commencement of such work, which approval by Landlord shall not be unreasonably withheld, conditioned or delayed. Tenant shall submit its final plans and specifications for the Premises to Landlord for Landlord's approval no later than April 8, 1993. Unless Tenant shall elect that Landlord shall complete Tenant's improvements to the Premises as hereinafter set forth, Landlord's consent to and/or approval of Tenant's plans and specifications for the aforesaid improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, regulations and ordinances of governmental agencies or authorities. Such plans and specifications approved by Landlord shall be hereinafter referred to as the "Final Plans and Specifications." Promptly upon Landlord's approval of Tenant's Final Plans and Specifications, Landlord shall, at Tenant's expense, proceed on behalf of Tenant to secure all necessary building permits to complete the improvements to the Premises described and shown on the Final Plans and Specifications.

      Tenant shall secure Landlord's prior written approval to any and all alterations, deviations or modifications to Tenant's Final Plans and Specifications. Prior to commencement of construction, Tenant shall deliver to Landlord certificates or policies of insurance required for all of Tenant's contractors pursuant to the terms of Section 20 of this Lease. Tenant agrees to keep common areas within the Building and Property free and clear of equipment and building materials and, as far as practical, to confine its activities to the Premises. Tenant shall cause the improvements to


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the Premises to be constructed in a good and workmanlike manner and in accordance with those Final Plans and Specifications approved by Landlord.

      All improvements and other items of any nature placed on or installed within the Premises as a part of Tenant's construction and installation of improvements to the Premises described in this Section 8.2 (hereafter "Tenant's Work"), other than trade fixtures and personal property items (including but not limited to Tenant's cubicle partitions), shall become and at all times remain the property of Landlord and, unless otherwise specifically provided in this Lease, shall not be removed from the Premises. If Tenant is in default, Landlord shall have the benefit of any applicable lien on Tenant's property located in or on the Premises as may be permitted under the laws of the State of Maryland, and in the event such lien is asserted by Landlord in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured. Tenant shall at its sole cost and expense upon the expiration or earlier termination of the Term remove from the Premises Tenant's personal property and trade fixtures and repair and restore any damage to the Premises or Building caused by the installation and/or removal of such personal property and trade fixtures. Tenant shall not do or suffer to be done any act, matter or thing whereby said improvements shall be encumbered or have a lien of any type placed against same. Notwithstanding the foregoing, Landlord hereby acknowledges and agrees to the lien held by Bankers Trust Company, Trustee, under the original indenture dated February 1, 1919, and indentures supplemental thereto. Said improvements constructed or installed within the Premises as a part of Tenant's Work shall at all times while Tenant is in possession of the Premises be maintained, repaired, and/or replaced by Tenant at Tenant's cost and expense. In addition, Tenant agrees that at the expiration or early termination of this Lease, all of said improvements constructed or installed within the Premises as a part of Tenant's Work, except for Tenant's trade fixtures and personal property, shall be surrendered to Landlord in good order and condition, reasonable wear and tear excepted.

      Notwithstanding the foregoing and anything contained in this Lease to the contrary, Tenant may elect to have Landlord complete the improvements to the Premises shown on Tenant's Final Plans and Specifications by written notification thereof from Tenant to Landlord given no later than April 15, 1993. If Tenant shall elect to have Landlord complete said improvements, Landlord shall promptly after Tenant's election commence such work and shall diligently prosecute the same to completion. All alterations, modifications, and/or deviations to the Final Plans and Specifications requested by Tenant shall be made in the form of written change orders prepared at Tenant's sole cost and expense and submitted by Tenant to Landlord in writing, and shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld. The costs of all work performed by Landlord pursuant to Tenant's written change orders approved by Landlord shall include all costs of labor and materials, plus ten percent (10%) for overhead and ten percent (10%) for profit. At Tenant's request, Landlord shall fully cooperate with Tenant to establish such costs or estimates thereof in advance of performing such work. The costs of all work performed by Landlord in completing the improvements to the Premises at Tenant's request pursuant to this Section 8.3 including but not limited to (i) labor and materials for constructing and installing improvements shown on the Final Plans and Specifications, (ii) labor and materials for constructing and installing improvements shown on Tenant's requested and approved written change orders, and
(iii) Landlord's overhead and profit charges on change order items in the amounts set forth in the preceding sentence (hereinafter collectively the "Completion Costs"), shall be paid by Tenant. Tenant shall pay such Completion Costs to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord's invoice(s) to Tenant for the same, which invoices shall include reasonably supporting documentation.

      8.4. Mechanic's Liens. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises or Property by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorney's fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien shall be due and payable by Tenant to Landlord as additional rent hereunder.

      9. Care of Premises.

            (a) The Tenant agrees that it will maintain, at its sole expense, the Leased Premises, fixtures, and appurtenances, including exterior doors and windows, window frames, hardware and the like, and electric meters, gas meters (if and to the extent such gas meter is installed by or on behalf of Tenant at Tenant's


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

cost and expense), plumbing, heating and air conditioning equipment serving the Leased Premises and keep all in good order, clean, and repair throughout the Term of this Lease, and suffer or permit no waste or injury; that at Tenant's sole cost and expense, Tenant will comply with all laws, orders, and regulations of the Federal, State, County and City authorities now in force or which may hereafter be in force, which impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises or any part thereof, and will not, through its own act or neglect, cause any situation to exist in or about the Leased Premises which would constitute a violation of any applicable Federal, State, County or City Code, Regulation or Ordinance governing use, occupancy, health, sanitation or fire pertaining to Tenant's use of the Leased Premises; that it will not do, or permit anything to be done, in the Leased Premises which will in any way increase the rate of fire insurance on the Building, or conflict with the fire insurance policies on the Building; that it will save harmless the Landlord from any liability arising from injury to person or property caused by any act or omission of Tenant, its agents, employees or guests; that it will repair at or before the end of the Term, or sooner if so requested by Landlord, all injury done by the installation or removal of furniture or other property and will surrender the Leased Premises at the end of the Term broom cleaned in as good condition as they were at the beginning of the Term, ordinary wear and tear excepted. In the event of any increase in insurance as a result of the failure of the Tenant to comply with the provisions of the section, the Tenant will pay the amount of such increase as additional rent within thirty (30) days after the Landlord's written demand.

            The Landlord, its agents or employees shall be under no liability to the Tenant for any discontinuance of heat, air conditioning or hot water unless due to Landlord's negligence.

            (b) Tenant shall not place a load upon any floor of the Leased Premises that exceeds the lesser of (i) floor load per square foot which such floor was designed to carry or (ii) the maximum floor load per square foot allowed by laws. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

            (c) There shall be no allowance to Tenant for any diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord, Tenant or others of any repairs in or to the Building or the Leased Premises, or in or to the fixtures, appurtenances or equipment thereof. Said repairs shall be made without substantial interference in the Leased Premises.

            (d) Tenant shall provide, at its sole expense, janitorial services and trash removal services in compliance with all applicable health and safety codes. Landlord shall supply and maintain a dumpster in the Common Area at all times.

            (e) Except for the repairs and replacements that Tenant is required to make pursuant to the terms of this Section 9, Landlord shall make all other repairs and replacements to the structural areas of the Premises, and to the common areas and the Building and Property (including fixtures and equipment) as shall be reasonably deemed necessary by Landlord to maintain the Building and Property. This maintenance shall include the roof, foundation, exterior walls, concrete flooring, gutter downspouts, all other structural components, landscaping, and parking areas. The costs associated with such repairs shall be deemed a part of common expenses set forth in Section 5 hereof (unless such repair or maintenance shall be due to the gross negligence or willful misconduct of Landlord); provided, however, that all of such repairs which would be considered capital in nature under generally accepted accounting principles shall be paid by Landlord.

      10. Utilities. Tenant shall, at its own cost and expense, pay all charges when due for utilities for which the Premises is separately metered, including but not limited to electricity and gas. The costs of all other utilities incurred in the use of the Leased Premises, including but not limited to water and sewerage or any other utility for which the Premises shall not be separately metered, shall be paid by Tenant as additional rent hereunder pursuant to the terms of Section 5 hereof.

      11. Use and Occupancy. Tenant shall have reasonable opportunity, provided it does not interfere with Landlord's work, to examine the Premises to determine the condition thereof. Upon taking possession of the Premises, Tenant shall be deemed to have accepted the same and all improvements thereon in an "as is" condition. The Leased Premises are to be used only for general office purposes and for no other purpose. Tenant will not use the Leased Premises for any unlawful purpose; Tenant covenants not to conduct nor permit to be conducted on the Leased Premises any business in violation of the existing Brandon Woods Business Park Rules and Regulations ("Rules and Regulations"), the certificate of occupancy issued for the Premises and Building, or any law of the City and/or County in which the Leased Premises are located or State or Federal law, ordinance or regulation.

      12. Access by Landlord. The Landlord shall retain duplicate keys to all of the doors of the Leased Premises, and the Landlord or his agents shall have access to the Leased Premises upon reasonable advance notice thereof to Tenant at all reasonable hours in order to inspect same, or to make any necessary repairs within the Leased Premises or on said Building. The Landlord shall have the right to show the Leased Premises to prospective tenants at any time during the final six (6) months of the Lease term, providing it does not unduly interfere with the Tenant's use of the Leased Premises. In the event of an emergency, landlord shall have immediate access to the Leased Premises.

      13. Subordination. This Lease shall be subject to and subordinate at all times only to the lien of any first mortgage and/or deed of trust and to all advances made or hereafter to be made thereunder. This subordination provision shall be self-operative and no further instrument of subordination shall be required, provided that Tenant shall be entitled to the benefit of this Lease as long as Tenant is not in default.

      14. Assignment or Subletting. Tenant shall not assign, mortgage or encumber this Lease, nor sublet the Leased Premises or any part thereof without the prior written consent of the Landlord, which consent of Landlord shall not be unreasonably withheld, conditioned or delayed. In the event of the insolvency or bankruptcy of Tenant, this Lease shall, at the option of the Landlord, terminate forthwith, and this Lease shall not, by operation of law or otherwise, be considered a part of the Tenant's estate.

      15. Alterations. The Tenant covenants not to make or permit any alterations, additions or improvements to said Leased Premises without the prior written consent of the Landlord, and all additions and improvements made by Tenant, except only moveable office furniture, and equipment, shall become the property of the Landlord at the termination of this Lease or the vacating of the Leased Premises. Unless such alterations or modifications are made by Landlord on behalf of Tenant, Landlord's consent to or approval of Tenant's plans and specifications for the aforesaid improvements and/or alterations shall create no liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

      16. Office Appearance Outside. Tenant shall not display any merchandise, place vending machines or other obstructions outside the Leased Premises, or in any lobby or passageway adjoining the same, nor shall Tenant permit rubbish, refuse or garbage to accumulate or a fire hazard to exist about the Leased Premises. All signs will conform to the Rules and Regulations.

      17. Damage to Leased Premises. If the Leased Premises are partially damaged by fire or other casualty, not the fault of the Tenant, Landlord shall make repairs as speedily as conveniently possible using the insurance proceeds called for in Section 20. If the damage is so extreme as to render the Leased Premises wholly unfit for occupancy, all rents shall cease until the Leased Premises are put into repair by the Landlord. In the event of total destruction of the Building of which the Leased Premises form a part, or if in the judgment of the Landlord the damage to the Leased Premises cannot be repaired within one hundred twenty (120) days, and if the Landlord shall decide not to restore or repair the same, the Landlord may, within sixty (60) days after such fire or other casualty, by notification to the Tenant, terminate this Lease. In the event the Premises are only partially damaged and fit for occupancy, Tenant shall continue to pay rent, which rent shall be equitably adjusted based upon the portion of the Premises fit for occupancy and use. In no event shall Landlord by liable for any loss or damage sustained by Tenant by reason of fire or other accidental casualty unless caused by Landlord, its agent, employees or contractors. In the event more than fifty percent (50%) of the Building is destroyed and the Leased Premises is unfit for occupancy, the Tenant may terminate this Lease upon thirty (30) days' prior written notice to the Landlord.

      18. Waiver or Breach. No waiver of any breach of the covenants, provisions or conditions contained in this Lease shall be construed as a waiver of the covenant itself or any subsequent breach thereof; and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

      19. Rules and Regulations. Tenant shall comply with the Rules and Regulations as set forth in Schedule "B", which is attached hereto and hereby made a part of this Agreement. Any persistent violation of said Rules and Regulations shall be a violation of this Lease, which shall, subject to the notice provisions of Section 27(b), at the sole option of the Landlord, thereupon cease and terminate, and Tenant shall be liable for all rent (past and future) and other damages to Landlord as provided in Section 27(b), and/or Landlord shall be entitled to any other remedy which it may have at law or in equity and/or otherwise provided for in this Lease.

      20. Insurance. Landlord will obtain and will keep in force at Tenant's expense, so long as this Lese remains in effect, all risk property insurance for the full replacement value of the Leased Premises.

      During the term of this Lease Tenant will maintain and require its contractors and subcontractors to maintain the following forms of insurance:

      (i)   Commercial General Liability        $2,000,000 combined
            Including contractual liability     single limit on an
                                                occurrence basis

    (ii)    Business Auto Liability             $2,000,000 combined
            Including all Owned, Non-Owned,     single limit
            Hired and Leased Autos

   (iii)    Workers Compensation                Statutory
            Including U.S. Longshore and
            Harbor Workers' Act and Jones
            Act, if applicable

            Employers Liability                 $2,000,000 (each
                                                accident)
                                                $2,000,000 (disease-
                                                policy limit)
                                                $2,000,000 (disease-
                                                each employee)

      So long as Baltimore Gas and Electric Company (or a wholly owned subsidiary of Baltimore Gas and Electric Company) shall remain the Tenant under this Lease, Tenant is permitted to self insure all or part of its obligations under this Section in lieu of procuring and maintaining the above insurance policies.

      As evidence of the above insurances, Tenant shall file and require its contractors and subcontractors to file with Landlord certificates of insurance. Such certificates shall name Landlord as an additional insured (except workers compensation) and provide that Landlord shall receive sixty (60) days prior written notice of non-renewal, cancellation of or significant modification to any of the above policies.

      All insurance shall be placed and maintained with insurers authorized to do business in the state where the Leased Premises are located and who have an A.M. Best rating of A or better unless otherwise approved by Landlord.

      If Tenant fails to comply with its covenants made in this Section or if such insurance should terminate or if Landlord has reason to believe such insurance is about to terminate, Landlord may, at its option and sole judgment, cause such insurance to be issued, and in such event Tenant agrees to pay promptly upon Landlord's demand, as additional rent, the premiums for such insurance.

      It shall be the Tenant's responsibility to secure insurance covering Tenant's property interest, such as personal contents within the Leased Premises and improvements and betterments.

      21. Indemnity. Tenant will defend, indemnify and save Landlord (except for the negligence of the Landlord, its agent and employees) harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part hereof, or occasioned wholly or in part, by act or omission of Tenant, its agents, contractors, employees or invitees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect, defend and hold Landlord harmless and shall pay all costs and expenses incurred by Landlord in connection with such litigation. Tenant shall indemnify and defend Landlord for any damage to any property of Landlord caused by or arising out of or in connection with any act or omission of Tenant, its employees, agents, contractors or invitees, or Tenant's occupancy or use of the Premises or common areas, or any thing, matter or condition of, on or pertaining to the Premises, or any breach by Tenant of any term, covenant or condition of this Lease to be performed or observed by Tenant.

      22. Condemnation. In the event the whole or any part of the Leased Premises shall be taken under the power of eminent domain, or sold under threat thereof, or taken in any manner for public use, the Landlord, at its option, may terminate this Lease, which Lease shall then terminate on the effective date of the condemnation or sale. The compensation awarded or paid for such taking, both as to Landlord's reversionary interest and Tenant's interest under this Lease, shall belong to and be the sole property of the Landlord. Tenant shall have no claim against the Landlord or be entitled to any award or damages other than an abatement of the rent beyond the period of termination date and compensation paid for moving expenses and/or cost of removal of stock and/or trade fixtures, if allowable by the condemnor.

      23. Legal Fees. Where legal proceedings are instituted by either party against the other, the prevailing party in such action shall be entitled to recover from the other party its reasonable attorney's fees, and if such prevailing party shall be Landlord, then Landlord's reasonable attorney's fees shall be paid by Tenant as additional rent hereunder.

      24. Covenant to Surrender. This Lease and the tenancy hereby created shall cease and terminate at the end of the original Term hereof, without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of law respecting summary recovery of possession of the Leased Premises from a Tenant holding over to the same extent as if statutory notice was given, provided, however, that this Lease and the tenancy hereby created shall not so cease and terminate at the end of the original Term if the Tenant shall have been granted an option or options to renew and shall be entitled to remain in possession under said option and/or options, and in said event, this Lease and the tenancy hereby created shall cease and terminate at the end of the last option period exercised under the terms of this Lease without the necessity of any notice of termination from either Landlord or Tenant, and the Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of law respecting summary recovery of possession of the Leased Premises from the Tenant holding over to the same extent as if statutory notice were given.

      25. Holdover Provision. The failure of Tenant to surrender the Leased Premises on the date provided herein for the termination of the Lease term, and the subsequent holding over by Tenant without the express prior written consent of Landlord, shall result in the creation of a tenancy from month to month at a monthly rental of 150% of the base rent payable in the same manner as provided for in this Lease. This provision does not give Tenant any right to hold over at the expiration of the Term. All other terms and conditions of this Lease shall remain in full force during any month to month tenancy hereunder.

      26. Quiet Enjoyment. Landlord covenants that, upon the payment of the rent herein provided, and the performance by the Tenant of all covenants herein, Tenant shall have and hold the

Leased Premises, free from any interference from the Landlord, except as otherwise provided for herein.

      27. Tenant Default.

            (a) In case of the non-payment of rent at the time provided, and after four (4) days' written notice, or in case the said Leased Premises shall be deserted, or vacated, the Landlord shall have the right to enter the same and distrain for any amount of money that may be due under this Lease, either by necessary force or otherwise, without being liable to any prosecution therefor, and to apply any proceeds to the payment of the rent due or to be due, holding the Tenant liable for any deficiency, unless Landlord is negligent.

            (b) It is agreed upon any default on the part of the Tenant of any provision or covenant of this Lease other than the non-payment of rent, the Landlord shall have the right, after ten (10) days' notice to the Tenant (provided that if the Tenant has commenced to repair the Premises within said ten (10) days and proceeds, with due diligence to complete same, it shall not constitute a default), to perform therefore on behalf of the Tenant at the risk and expense of the Tenant and to render a bill for the cost thereof to the Tenant, which shall be payable as rent. Upon failure of the Tenant to pay such bill within ten (10) days after sending such bill to the Tenant at the Leased Premises, the Landlord shall have the same rights against the Tenant (and with reference to the Leased Premises) as it has in the event of non-payment of rent. In addition to the above remedies, the Landlord shall have the right after ten
(10) days' written notice of a violation by the Tenant of any of the covenants or provisions on the part of the Tenant contained in this Lease, to reenter and take possession of the Leased Premises without formal notice if the violation has not been corrected within said ten (10) days after notice (provided that if the Tenant has commenced to repair the Premises within said ten (10) days and proceeds, with due diligence to complete same, it shall not constitute a default), and it is further agreed that notwithstanding such reentry, the Tenant shall remain liable for all rent and other damages and losses as of the date of reentry, and shall further be liable, at the option of the Landlord, for the amount of rent reserved under the Lease for the balance of the term, less any amount of rent received by the Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper, all of which shall be at the risk and expense of the Tenant. In addition, Landlord, at its option, shall have the right to repossess the Leased Premises and terminate this Lease.

            (c) In the event Landlord terminates this Lease, under this Section 27, the Landlord may, without further notice, reenter the Leased Premises and dispossess Tenant, the legal representatives of Tenant, or other occupant of the Leased Premises, and remove their effects and hold the Premises as if this Lease has not been made. The Landlord shall also be entitled to the benefit of all provisions of law for the recovery of land and tenements held over by Tenant in Anne Arundel County, Maryland.

            (d) It is expressly agreed and understood that the exercise of any one or more of said rights shall not be construed as a waiver of any other rights, it being understood that all of said rights shall be cumulative and may be exercised simultaneously.

      28. Notices. All notices from Tenant to Landlord shall be sent by Certified Mail, Return Receipt Requested, and addressed to Landlord at c/o Constellation Real Estate, Inc., Attn: John Harris Gurley, Esquire, 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045. All notices from Landlord to Tenant shall be sent by Certified Mail, Return Receipt Requested, and addressed to Tenant at Baltimore Gas and Electric Company, 7152 Windsor Boulevard, Baltimore, Maryland 21244, Attention: Claude S. Cohen, Supervisor, Real Estate Operations, with a copy to the Premises. Either party may from time to time designate in writing by Certified Mail, Return Receipt Requested, a substitute address, and thereafter all notices shall be sent to such substitute address.

      29. Representations. Landlord or Landlord's agents have made no representations or promises with respect to the said Building or Leased Premises except as herein expressly set forth.

      30. Trial by Jury. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto for the collection or payment of rent or additional rent hereunder.

      31. Gender. Reference to masculine, feminine or neuter gender shall include proper gender as the case may be. If more than one Tenant is named herein, the obligations of the persons so named shall be joint and several.

      32. Estoppel Certificates. Tenant agrees that at any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, it will execute, acknowledge and deliver to

Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease.

      33. Covenants, Terms and Conditions. This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, provided that if Landlord sells or otherwise transfers title to the Leased Premises, the Landlord shall be relieved of all covenants and obligations hereunder upon completion of such sale or transfer, and it shall be considered that the transferee has assumed and agreed to carry out all of the obligations of the Landlord hereunder. This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of Tenant, its successors and assigns, provided the transferor in fact assumes such obligations.

      34. Warranties. Tenant will be subrogated to Landlord's claims, if any, against the manufacturer or supplier of any building components or equipment for breach of any warranty or representation and upon written request from Tenant, Landlord shall take all reasonable action requested by Tenant to enforce any such warranty, express or implied, issued on or applicable to any holding component or equipment which is enforceable by Landlord in its own rights, provided, however, that (a) Tenant is not in default under this Lease and (b) Landlord shall not obligated to resort to litigation to enforce any such warranty unless Tenant shall pay all expenses in connection therewith.

      35. Common Areas. Landlord shall keep the common areas in and around the Building in reasonable repair, and it shall substantially clean ice and snow from the parking areas to permit substantial use thereof for the intended purposes, with reasonable diligence under the circumstances.

      36. Hazardous Material; Indemnity. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Building and/or the Property, or if contamination of the Premises, the Building and/or the Property by Hazardous Material otherwise occurs, for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and/or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building and/or the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises, the Building and/or the Property caused or permitted by Tenant results in any contamination of the Premises, the Building and/or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Building and/or the Property to the condition existing prior to the introduction of any such Hazardous Material to the Premises, the Building and/or the Property; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Building.

      As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Maryland or the United States Government. The term "Hazardous

Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under the laws of the State of Maryland, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section
1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (vi) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. Section 6991 et seq.

      37. Brokers. Tenant represents that Tenant has not dealt with any broker in connection with this Lease, and Tenant warrants that no broker negotiated this Lease or is entitled to any commissions in connection with this Lease. Similarly, Landlord represents that Landlord has not dealt with any broker in connection with this Lease, and Landlord warrants that no broker negotiated this Lease or is entitled to any commissions in connection with this Lease.

      38. Separability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      39. Relocation. Section Intentionally Deleted.

      40. Captions. All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

      41. Entire Agreement. This writing is intended by the parties hereto as a final expression of their agreement, and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to a course of performance rendered under this Lease or any prior agreement between the parties hereto or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth herein, no representations, understandings or agreements have been made or relied upon in the making of this Lease.

      42. Recordation. Tenant covenants that it will not, without Landlord's prior written consent, record this Lease or any memorandum of this Lease. If at any time Tenant shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Tenant's expense (including but not limited to any stamps or transfer taxes which may be assessed in connection with such recordation.) If the recordation of this Lease or any memorandum of this Lease shall be required Landlord or by any mortgagee of Landlord's interest in the Premises, such recordation shall be at Landlord's expense (including any stamps or transfer taxes which may be assessed in connection with such recordation.)

      43. Tenant's Right of First Refusal. Landlord agrees that during the Term and any extension or renewal thereof, Tenant shall have a continuing right-of-first refusal to lease from Landlord the 1,000 rentable square feet of space contiguous to the Premises and more particularly shown cross-hatched on Schedule C attached hereto and made a part hereof (the "Expansion Space"). At such time and from time to time as Landlord shall enter into meaningful negotiations with a third party to lease all or any portion of the Expansion Space, Landlord shall so notify Tenant to that effect in writing.

      Tenant shall exercise the foregoing right-of-first refusal by delivering written notice to Landlord within thirty (30) days of Tenant's receipt of the aforesaid notice from Landlord, said notice from Tenant to indicate: (i) that Tenant agrees to exercise the aforesaid right-of-first refusal to lease the Expansion Space for the balance of the Term as renewed or extended; (ii) that rent for the Expansion Space shall be equivalent to the rent payable by Tenant for the Premises (including rent escalations) computed on a per rentable square basis for the balance of the Term as renewed or extended (without concession, abatement, improvement allowance, set-off or demand except as otherwise specifically set forth herein); (iii) Tenant shall take possession of the Expansion Space in an "as is" condition within sixty (60) days of that date on which Tenant exercises its right-of-first refusal for the Expansion Space; and (iv) that the Expansion Space shall be leased on the same terms and conditions as set forth in this Lease. In the event that Tenant exercises the right-of-first refusal granted herein, Landlord and Tenant shall enter into an amendment to this Lease for the Expansion Space within thirty (30) calendar days of receipt by Landlord of Tenant's notice exercising said right-of-first refusal. If Tenant is in default under the terms of this Lease at the time Tenant exercises its right-of-first refusal, or if Tenant declines to exercise its right as provided above, or if Tenant fails to deliver notice thereof within the thirty (30) day period stipulated above, or if Tenant fails to execute an amendment to this Lease for the Expansion Space within said thirty (30) day period, then in any of such events, this right-of-first refusal as to the Expansion Space shall then lapse and Landlord shall be free to proceed with its meaningful negotiations; provided, however, that this right-of-first refusal shall again be operative at such time as the Expansion Space or any portion thereof shall again for whatever reason become available for Lease.

      IN WITNESS WHEREOF, the parties hereto, by the properly authorized persons and with their respective seals attached, have duly executed this Lease the day and year first above written.


ATTEST OR WITNESS:                  LANDLORD:


                                    CONSTELLATION PROPERTIES, INC.,
                                    a Maryland corporation


/s/ [ILLEGIBLE]                     By: /s/ J. Richard O'Connell   (SEAL)
-------------------------               ---------------------------
                                        Vice President


ATTEST OR WITNESS:                  TENANT:


                                    BALTIMORE GAS AND ELECTRIC COMPANY,
                                    a Maryland corporation


/s/ [ILLEGIBLE]                     By: /s/ G.D. Schwartz, Jr.     (SEAL)
-------------------------               ---------------------------
                                        Title: Vice President

STATE OF MARYLAND, COUNTY OF Baltimore:

      BEFORE ME, a Notary Public of the State of Maryland, in and for the County aforesaid, personally appeared J. Richard O'Connell, Vice President of CONSTELLATION PROPERTIES, INC., a Maryland corporation, and acknowledged that he, as such Vice President, being authorized so to do, executed the foregoing document on behalf of said corporation by signing the name of the corporation by himself as such Vice President.

      WITNESS my hand and notarial seal this 27th day of April, 1993.


                                        /s/ Eileen A. Cassell
                                        --------------------------------
                                        Notary Public

My Commission Expires: 2/2/94

STATE OF MARYLAND, COUNTY OF Baltimore:

      BEFORE ME, a Notary Public of the State of Maryland, in and for the County aforesaid, personally appeared Dowell G. Schwartz, Jr., of BALTIMORE GAS
AND ELECTRIC COMPANY, a Maryland corporation, and acknowledged that he, as such Vice President, being authorized so to do, executed the foregoing document on behalf of said corporation by signing the name of the corporation by himself as such Vice President.

      WITNESS my hand and notarial seal this 22nd day of April, 1993.


                                        /s/ [ILLEGIBLE]
                                        --------------------------------
                                        Notary Public

My Commission Expires: 11-15-93

                                                                    Schedule "A"
                                                                    Page 1 of 2

                                    KEY PLAN

                                NTS - FIRST FLOOR

                              [FLOOR PLAN OMITTED]

                                                                    Schedule "B"

                           Brandon Woods Business Park
                              Rules and Regulations

1. No improvements, betterments or changes to the Leased Premises including plumbing and electric wiring will be installed without prior written approval of the Landlord and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval, which consent shall not be unreasonably withheld.

2. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the Tenant's first obtaining the written consent of Landlord which consent of Landlord shall not be unreasonably withheld. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, or affixed or inscribed at the expense of Tenant by a person or company approved by the Landlord. Tenant shall not place anything or allow anything to be placed near or on the glass of any window, door, partition or wall which may appear unsightly from outside the Leased Premises, which consent shall not be unreasonably withheld.

3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in conjunction with, any window or door of the Leased Premises, without the prior written consent of Landlord which consent of Landlord shall not be unreasonably withheld. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

4. The sidewalks, passages, exits, entrances, and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective Leased Premises. All passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to


Schedule B - Page 1
      control and prevent access thereto by all persons whose presence, in the sole judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of business, unless such persons are engaged in illegal activities. Unless making repairs required to be made under the terms of the Lease to heating ventilation or air conditioning located thereon, neither Tenant nor any employees of invitees of the Tenant shall have access to or go upon the roof of the Building without the prior approval of the Landlord.

5. After regular business hours on weekdays, Saturdays, Sundays, and legal holidays, Tenant, its agents, servants, employees and invitees, shall abide by such security rules and regulations as Landlord may promulgate.

6. A dumpster shall be provided to the Building site by the Landlord for use by the Tenants with the cost to be borne by the Tenants on a pro rata share. Abnormal amounts of trash or garbage generated by either Tenant's initial movement into or occupancy of the Leased Premises, or the purchase of equipment or fixtures placed on the Leased Premises shall be removed by Tenant at its sole cost or expense and shall not be placed in the dumpster provided by Landlord.

7. Tenant shall not make or permit to be made any loud or offensive noises, keep any foul or noxious gas or substance or other disturbances of any kind in the Leased Premises or within the Building. Tenant shall be responsible for insuring that any office equipment and machinery is installed in such a manner as to absorb and prevent the transmission of vibration and noise beyond the confines of the Leased Premises so as not to disturb other tenants in the Building.

8. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord. One key set will be furnished Tenant by Landlord; any additional keys requested by Tenant shall be paid for by Tenant. At his expense, Tenant, its agents and employees, may have duplicate keys made and shall not change any locks. All keys shall be returned to Landlord at the termination of the tenancy. In the event of loss of any keys, at Tenant's


Schedule B - Page 2
      option, Tenant shall pay Landlord the cost of changing locks and replacing keys.

9. The Tenant shall not use any other method of permanent heating or air conditioning than that provided by the Landlord, without first obtaining the written consent of the Landlord.

10. No animals or birds of any kind shall be kept in or permitted on or about the Leased Premises or any other part of the Building.

11. No public cooking shall be done or permitted by any Tenant on the Leased Premises, nor shall the Leased Premises be used for washing clothes, lodging or for any improper, objectionable or immoral purposes.

12. Tenant shall not be permitted to use or keep explosives, kerosene, cleaning fluid or any other illuminating, combustible or explosive material or substance of any kind in the Building or the Leased Premises.

13. Tenant shall not be permitted to keep food upon the Leased Premises, except in proper containers, cabinets and refrigerators and in strict accordance with all applicable rules, regulations and ordinances of all local health and sanitation authorities.

14. Tenant shall comply with all Tenant requirements issued and mandated by insurance companies insuring the Building.

15. Landlord reserves the right to institute energy management procedures when applicable.

16. No vending, video, amusement machine or machines of any other description shall be installed, maintained or operated upon the Leased Premises or the Building without the prior written consent of the Landlord.

17. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Leased Premises or the Building in any manner except as approved by Landlord which approval of Landlord shall not be unreasonably withheld. The expense of repairing any damage resulting from a violation of this Rule, or of removing any floor covering shall be borne and paid for by the Tenant who


Schedule B - Page 3
      violated or permitted the violation of this Rule, whether by its own actions or the actions of its contractors or employees.

18. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate with Landlord to prevent these practices.

19. There shall not be used in the Leased Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

20. Landlord shall have the right to prohibit any advertising by Tenant (including, but not limited to, advertising concerning liquidation, going out of business sales and the like) which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

21. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

      (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

      (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

      (c) the right to install and maintain a sign or signs on the exterior of the Building or within the Building Area;

      (d) the exclusive right to use or dispose of the use of the roof of the Building;

      (e) to the extent that Landlord shall hereafter install directory signage for the Building, signage on such directory shall be uniformly and democratically provided to all tenants within the Building; and


Schedule B - Page 4

      (f) the right to grant to anyone the right to conduct any particular legal business or undertaking in the Building which will not impair the reputation of the Building.

22. The Landlord reserves the right at any time to rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in the Landlord's judgment may, from time to time, be necessary for the safety, care and cleanliness of the Building, Building Area or any part thereof, and for the preservation of the Rules and Regulations set forth herein. All rules shall be enforced fairly and equally by Landlord.

23. Tenant will observe all parking policies of the Landlord including but not limited to:

      (a) parking automobiles in Tenant's designated areas and use of visitors parking as such only;

      (b) scheduling deliveries of goods and materials at unobtrusive times and places to minimize overall traffic patterns in parking lots;

      (c) not allowing parking for any extended time of trucks, vans and such vehicles not considered passenger vehicles; and

      (d)   maintain a conscientious, courteous parking etiquette.


Schedule B - Page 5

                                                                    Schedule "C"

                         DESCRIPTION OF EXPANSION SPACE

                                    KEY PLAN

                                NTS - FIRST FLOOR

                              [FLOOR PLAN OMITTED]

                                                                    Schedule "A"
                                                                    Page 1 of 2

                                    KEY PLAN

                                NTS - FIRST FLOOR

                              [FLOOR PLAN OMITTED]

                                                                    Schedule "A"
                                                                    Page 2 of 2


                              [FLOOR PLAN OMITTED]